NON-EXCLUSIVE APPLICATOR LICENSE AGREEMENT

This Applicator License Agreement (this "Agreement") is made and entered into this March 8th, 2016, by and between Pebble Technology, Inc., an Arizona corporation ("PTI"), Custom Pool Plastering, Inc. ("APPLICATOR"). PTI and APPLICATOR are sometimes referred to herein individually as a "party" and collectively as the "parties."

RECITALS

WHEREAS, PTI is engaged in the business of providing specialty interior swimming pool and spa finishes and resurfacing;

WHEREAS, PTI is the exclusive owner of the "PEBBLE TEC®", "PEBBLE SHEEN®", and "PEBBLE FINA®" trademarks as set forth in the registrations identified in Exhibit B (collectively, the "Licensed Trademarks")

WHEREAS, PTI and the Licensed Trademarks are widely associated with aggregate rock, pigments ("Surface Materials") and cement designed to be aesthetically and functionally equal to or superior to plaster and other surface materials commonly used in the swimming pool industry;

WHEREAS, PTI is widely associated with high quality standards related to interior swimming pool and spa finishes and to Surface Materials used in the construction and refinishing of swimming pools and spas; provides training and marketing resources to applicators to maintain such standards; and believes that APPLICATOR's use and marketing of competing exposed rock finishes would lead to the deterioration of such standards with respect to APPLICATOR and within the Territory (hereinafter defined) and elsewhere;

WHEREAS, PTI desires to grant a license to APPLICATOR to use the Licensed Trademarks under and pursuant to the terms and conditions of this Agreement;

WHEREAS, PTI believes that the granting of such license will facilitate the expansion and development of PTI's markets, make for wider availability of PTI's products and services, and promote PTI' s ability to compete more effectively against other swimming pool manufacturers and suppliers in the swimming pool industry;

WHEREAS, APPLICATOR is a general swimming pool contractor, subcontractor, or other applicator of swimming pool interiors; and

WHEREAS, APPLICATOR desires to obtain a license to use the Licensed Trademarks, under and pursuant to the terms and conditions of this Agreement, within the Territory.

NOW, THEREFORE, in consideration of the promises and other good and valuable consideration hereinafter set forth, the parties agree as follows:

ARTICLE I
GENERAL

Section 1.1 Termination of Prior License.

(a) By entering into this Agreement, PTI and APPLICATOR hereby terminate all existing applicator licenses or similar agreements between the parties hereto (the "Prior License"). This Agreement supersedes all terms and conditions of the Prior License. The termination of the Prior License does not relieve PTI or APPLICATOR of any outstanding payment or other obligations under the Prior License.

(b) The provisions of Section 1.1(a) are not applicable to new applicators ("New Applicator") New Applicator means an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity (each, a "Person") that has not been previously licensed to use the PTI Process or the Licensed Trademarks prior to the execution of this Agreement.

(c) As a precondition to receiving the license contemplated by this Agreement, APPLICATOR will provide PTI with a written disclosure in Exhibit D of all individuals or entities who own or control an equity interest in APPLICATOR, whether direct or indirect. PTI will rely upon the truthfulness and completeness of this disclosure in granting APPLICATOR a license under this Agreement and reserves the right to immediately terminate the license in the event that it is later learned that APPLICATOR'S disclosure was inaccurate or incomplete in any material respect.

Section 1.2 Grant of License.

(a) Subject to the terms and conditions set forth herein, PTI grants to APPLICATOR during the term of this Agreement a non-assignable and non-sub licensable license (the "License") to use the Licensed Trademarks solely in connection with the original construction and resurfacing of the interior of swimming pools, spas and other water features ("Licensed Field" or "Licensed Fields") anywhere within the Territory (as hereinafter defined) but in no other territory. The "Territory" consists solely of the following Florida Counties: St.Lucie, Indian River, Brevard, Okeechobee, Martin only.

(b) The License granted by this Agreement will include use of the Licensed Trademarks on packaging and promotional materials such as catalogs, brochures, and advertisements related to Licensed Fields. For the term of the Agreement, APPLICATOR agrees to exclusively use, install and market the Licensed Trademarks in connection with the original construction and resurfacing within the Territory of any Licensed Field that, in each case, uses a finish consisting primarily of exposed rock and cement, as determined in PTI's reasonable discretion. APPLICATOR acknowledges that PTI may license the Licensed Trademarks to third parties who are or may become competitors of APPLICATOR.

Section 1.3 Restrictions on Use. APPLICATOR agrees to not use the Licensed Trademarks for any purpose other than those expressly authorized in Section 1.2 of this Agreement and agrees to use the Licensed Trademarks and PTI Process solely as authorized by this Agreement.

Section 1.4 Licensed Deposit. Upon execution of this Agreement, APPLICATOR will pay to PTI a licensed deposit in the amount of fifteen thousand dollars ($15,000.00) PTI will provide to APPLICATOR the technical assistance and training as described in Section 1.6(c) (i). The licensed deposit will be non-refundable and deemed earned when paid.

Section 1.5 Initial Surface Materials. Upon execution of this Agreement, PTI will provide to

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APPLICATOR a credit in the amount of fifteen thousand dollars ($15,000.00) towards the purchase of Surface Materials from PTI or PTI's authorized stocking distributors.

Section 1.6 Quality Control.

(a) Application Process. APPLICATOR acknowledges that the installation of Surface Materials identified by the Licensed Trademarks must be performed in a first-class manner with uniformly high-quality workmanship. In addition, any installation processes or techniques associated with or identified by the Licensed Trademarks must also be performed with uniformly high-quality workmanship. In furtherance of such standard of workmanship contemplated by the parties, APPLICATOR agrees that all installations will be in substantial compliance with established practices, procedures, and instructions developed by PTI for the installation of Surface Materials in Licensed Fields identified by the Licensed Trademarks (the "PTI Process"). If any installation by APPLICATOR is not in substantial compliance with the PTI Process, PTI may require that such installation be corrected so as to meet the required level of quality or workmanship as determined by PTI in PTI's sole discretion.

(b) Surface Materials. Any Surface Materials purchased by APPLICATOR from suppliers other than PTI or PTI' s authorized stocking distributors will conform to quality standards established by PTI and will at all times be of a substantially similar quality to Surface Materials supplied by PTI or PTI's authorized stocking distributors. APPLICATOR acknowledges that the reputation of the Licensed Trademarks is dependent on the continued high level of quality of the Surface Materials that are used in association with the Licensed Trademarks, and APPLICATOR agrees that it shall, at all times, ensure that the quality of the Surface Materials that APPLICATOR uses will be maintained at a high level and in no event, at a level of quality less than the level which PTI maintains (the "Quality Standards"). If at any time PTI has a legitimate concern that the level of quality of the Surface Materials that APPLICATOR is using in association with the Licensed Trademarks is not being maintained, PTI may require APPLICATOR (i) to discontinue use of such Surface Materials and (ii) to purchase and use in Licensed Fields such Surface Materials that meet the Quality Standards.

(c) Technical Assistance/Training.

(i) Initial Training for New Applicators PTI will provide, at PTI's place of business qualified instruction and other assistance which, in PTI's sole judgment, will be adequate to train APPLICATOR in the proper use of the Surface Materials and the PTI Process. All travel, lodging, and expenses will be the responsibility of APPLICATOR. PTI may, in its sole discretion, provide additional training and assistance to APPLICATOR. For purposes of this section, "Training Date" means (i) 30 days after both parties' execution and delivery of this Agreement; or (ii) the date PTI first has sufficient availability on its training schedule to properly train APPLICATOR; whichever occurs later. PTI may also choose to visit APPLICATOR location for training at PTI discretion.

(ii) Current Applicators. If APPLICATOR is not a New Applicator, APPLICATOR acknowledges that the training described in Section I.6 (c)(i) has been conveyed to APPLICATOR prior to execution of this Agreement.

(iii) Supplemental Training. PTI may, in its reasonable discretion, provide additional training to APPLICATOR, with the time and place of such training to be determined by the parties. Additionally, during the term of this Agreement, the PTI Process may be enhanced or modified by PTI and such enhancements or modifications may be conveyed to APPLICATOR through oral or written communications. APPLICATOR agrees to comply with any and all such enhancements or modifications to the PTI Process during the term of this Agreement.

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Section 1.7 Enforcement.

(a) PTI has the right to control the quality of goods and/or services offered by APPLICATOR under the Licensed Trademarks and to determine in good faith whether the products used under any Licensed Trademarks meet the Quality Standards. If the Quality Standards have not been realized, PTI may consider such failure to satisfy the Quality Standards a material breach of this Agreement, and this Agreement will be subject to termination by PTI pursuant to Section 3.2(b).

(b) Failure by APPLICATOR to ensure that any products offered under and/or bearing any Licensed Trademarks are free from defects in material and workmanship, are of merchantable quality and are fit for the purposes intended by APPLICATOR's customers (except for those Surface Materials sold to APPLICATOR by PTI or PTI's authorized stocking distributors), shall be deemed a material breach of the Quality Standards, and this Agreement will be subject to termination by PTI pursuant to Section 3.2(b).

(c) PTI's right to enforce standards is for the sole purpose of protecting its rights in and to the Licensed Trademarks, and except as otherwise set forth in this Agreement:

(i) PTI shall have no duty or responsibility to APPLICATOR or to any third party with respect to PTI' s right to enforce standards; and

(ii) No third parties shall acquire any rights against PTI in connection with PTI's respective rights to enforce standards.

Section 1.8 Obligations and Perfection of Title.

(a) APPLICATOR agrees that (i) it has no rights in the Licensed Trademarks except as expressly provided for herein; (ii) no right shall inure to it by virtue of any use by APPLICATOR of the Licensed Trademarks or any collateral or derivative rights associated therewith; (iii) all goodwill arising from APPLICATOR's use of the Licensed Trademark shall inure to the benefit of PTI; and (iv) APPLICATOR will never challenge, contest, or call into question the validity of the Licensed Trademarks or registrations thereunder.

(b) APPLICATOR will not in any manner represent that it has any ownership interest in the Licensed Trademarks, and APPLICATOR acknowledges that use of the Licensed Trademarks will not create in APPLICATOR's favor, any right, title, or interest in or to the Licensed Trademarks.

(c) APPLICATOR shall not seek to register the Licensed Trademarks themselves or colorable imitations of the Licensed Trademarks as a trademark, service mark, trade name, corporate name, domain name, design, or the like.

(d) Should APPLICATOR violate any provision of this Section 1.8, APPLICATOR shall immediately notify PTI and take all steps necessary, at APPLICATOR's sole expense, to ensure that all right, title and interest in the Licensed Trademarks or any colorable imitation of the Licensed Trademarks as a trademark, trade name, corporate name, domain name, design or the like, are transferred to and/or vest fully and completely in PTI.

Section 1.9 Royalty.

(a) In consideration of the rights granted to APPLICATOR pursuant to this Agreement, APPLICATOR agrees to pay to PTI a royalty (the "Royalty") calculated by multiplying $12.00 by a fraction, the numerator of which is the amount in weight (in pounds) of aggregate purchased by APPLICATOR for Licensed Fields and the denominator of which is ninety-four (94). APPLICATOR's obligation to pay the

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Royalty to PTI exists whether APPLICATOR purchases Surface Materials from PTI or PTI's authorized stocking distributors. For purposes of clarification, the Royalty contemplated by this Section 1.9(a) is specific to PTI's aggregate materials of comparable quality to PTI's aggregate materials and does not include any other materials which may be purchased by APPLICATOR from PTI that are not specific to PEBBLE TEC® / PEBBLE SHEEN® / PEBBLE FINA® aggregate. As Per our discussion Bob Haning is aware that Custom Pool Plastering does apply River Rok to its contractors and customers, As well as Diamond Brite Quartz Standard Finishes.

(b) Surface Materials to be used by APPLICATOR under the Licensed Trademarks in connection with Licensed Fields may be purchased from PTI or PTI's authorized stocking distributors. Prices for such Surface Materials will be in accordance with PTI's then-current pricing policies. The invoice price (the "Invoice Price") for such Surface Materials will include (i) the price of the Surface Materials in accordance with PTI's then-current pricing policies; (ii) the Royalty related to such Surface Materials, calculated in accordance with Section 1.9(a); (iii) all shipping costs from point of' shipment; (iv) any non-standard expenses that may be reasonable to insure quality controls or protection of such Surface Materials in storage and in transit; and (v) all use, excise or other local, state or federal taxes applicable to such Surface Materials. Terms of payment for the Invoice Price will be Net 30 Days, unless other arrangements are agreed to in writing and signed by an authorized representative of PTI. Any amounts that are not timely paid will bear interest at a rate equal to the lesser of (i) one percent (1.0%) per month or (ii) the maximum non-usurious rate permitted by applicable law. Title to Surface Materials purchased by APPLICATOR from PTI or PTI's authorized stocking distributors will not pass to APPLICATOR until PTI or PTI's authorized stocking distributor receives the Invoice Price (plus any applicable interest if not timely paid) for such Surface Materials.

(c) APPLICATOR may purchase Surface Materials (other than pigments) for use in connection with Licensed Fields to be installed under the Licensed Trademarks from suppliers other than PTI or PTI's authorized stocking distributors. If APPLICATOR purchases such Surface Materials, APPLICATOR will, on or before the fifth business day of each month, (i) provide a written report to PTI setting forth the amount by weight (in pounds) of such Surface Materials purchased in the previous calendar month by APPLICATOR from suppliers other than PTI or PTI's authorized stocking distributors and (ii) pay the Royalty on such Surface Materials, calculated in accordance with Section 1.9(a), any amounts that are not timely paid will bear interest at a rate equal to the lesser of (i) one percent (1.0%) per month or (ii) the maximum non-usurious rate permitted by applicable law.

Section 1.10 Audit Right. During the term of this Agreement and for a period of twelve (12) months thereafter, APPLICATOR authorizes PTI and its agents and/or representatives, upon thirty (30) days' prior written notice, to enter APPLICATOR'S premises during APPLICATOR's regular business hours to inspect books and records of APPLICATOR pertaining to Pebble Tech Transations Only, the transactions contemplated by this Agreement to verify APPLICATOR's compliance with the terms hereof. PTI agrees to conduct such inspection in a manner that does not materially interfere with the conduct of APPLICATOR's business operations. Provided APPLICATOR is not in material breach of this Agreement, PTI's right to inspect the books and records of APPLICATOR may be exercised no more than twice during any twelve (12) month period. Books & Records that Pertain to CPP & PTI Transactions only.

Section 1.11 Modification of Pricing. Upon thirty (30) days' advance notice, PTI will have the right, in its sole and absolute discretion, to change list prices, extra charges, quantity discounts, or methods of packaging, storing, and shipping, as it determines suitable in its sole discretion. Such modifications will be universal to all applicators licensed to use the Licensed Trademarks. Notwithstanding the foregoing, the immediately preceding sentence will not apply to applicators that (i) have agreed or agree to a longer term than APPLICATOR; (ii) have agreed or agree to pay a higher royalty rate than APPLICATOR; or (iii) have agreed or agree to complete the installation of Surface Materials using the Licensed Trademarks in more Licensed Fields than APPLICATOR is currently installing using the Licensed Trademarks.

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Section 1.12 <u>APPLICATOR's Expenses</u>. APPLICATOR will be solely responsible for, and bear all expenses of, installing Surface Materials identified by the Licensed Trademarks, and for all expenses of the operation of APPLICATOR's office or offices, plant or plants, equipment, facilities and personnel, and its business activities as a whole.

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ARTICLE II
LICENSED TRADEMARKS

Section 2.1 <u>General</u>. For purposes of this Agreement, Licensed Trademarks shall only include the "PEBBLE TEC®", "PEBBLE SHEEN®", and "PEBBLE FINA®" trademarks (United States {State and Federal} and foreign trademarks, service marks and trade names) and the common law rights associated therewith, the trade dress associated with the "PEBBLE TEC®", "PEBBLE SHEEN®", or "PEBBLE FINA®" trademarks or products bearing the "PEBBLE TEC®", "PEBBLE SHEEN®", or "PEBBLE FINA®" trademarks, and copyrightable material bearing the "PEBBLE TEC®", "PEBBLE SHEEN®", or "PEBBLE FINA®" trademarks or used in connection with products bearing the "PEBBLE TEC®", "PEBBLE SHEEN®", or "PEBBLE FINA®" trademarks.

Section 2.2 <u>Markings</u>. Where applicable, APPLICATOR will place the following notice on all packaging and promotional materials bearing the Licensed Trademarks, including, but not limited to, catalogs, brochures, and advertisements:

PEBBLE TEC®

PEBBLE SHEEN®

PEBBLE FINA®

Section 2.3 <u>Use of Licensed Trademarks</u>. Attached as Exhibit C, PTI has provided materials and guidelines as to all artwork and reproductions of the Licensed Trademarks. APPLICATOR's use of such artwork and reproductions will absolutely conform with precision to the designs found on Exhibit C. APPLICATOR will follow PTI's instructions with regard to the proper use of the Licensed Trademarks, including display of trademark registration symbols and notices as set forth in Section 2.1 herein.

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ARTICLE III
TERM AND TERMINATION

Section 3.1 Term. This Agreement and the License will terminate upon the date that is one (1) year (365 days) from the date set forth in the first paragraph of this Agreement (the "Initial Term"), provided, however, unless either party gives notice of its intent not to renew this Agreement not less than ninety (90) days prior to the end of such Initial Term or any renewal period, this Agreement and the License will automatically be renewed for successive one (1) year renewal periods.

Section 3.2 Termination of Agreement.

(a) Termination Without Cause. Either party shall have the right to terminate this Agreement upon ninety (90) days' prior written notice to the other party; *provided, however,* that if any jobs or contracts using the Licensed Trademarks in compliance with this Agreement are in progress, as of the date the notice authorized by this Section 3.2(a) is given, this Agreement will terminate immediately at the longer of (i) the above referenced ninety (90) day period; or (ii) the completion of such jobs or contracts using the Licensed Trademarks in compliance with this Agreement.

(b) Termination for Breach.

(i) If any party commits a material breach of any provision of this Agreement (other than an obligation to pay money) and such material breach continues for a period of thirty (30) days after written notice to the defaulting party specifying the nature of the breach, this Agreement will terminate without further action on the part of either party. Such termination will be without prejudice to any other legal or equitable right available to the non-breaching party, except for the right to receive consequential damages which both parties hereby expressly waive. For purposes of this Section 3.2(b), "Consequential Damages" includes, but is not limited to, lost or unrealized profits or expectations (from this Agreement or collateral transactions related hereto), and injury to business reputation, credit, or financial standing.

(ii) If APPLICATOR is the defaulting party, APPLICATOR will have the right to complete any job or contract which was in progress as of the date the notice authorized by this Section 3.2(b) was given, provided such job is completed within ninety (90) days from the date of such notice.

(c) In the event that APPLICATOR (i) materially fails in the performance of an obligation to pay money pursuant to the terms of this Agreement and such failure is not cured within five (5) days of receipt of notice of breach or (ii) fails to timely make any payment of any amounts owed by APPLICATOR to PTI on or before its due date on more than three (3) occurrences, then PTI may, without waiving any other legal or equitable rights it may possess as a result thereof, (i) terminate this Agreement without further obligation to APPLICATOR or (ii) require future payments from APPLICATOR to be cash on delivery.

(d) Notwithstanding Section 3.2(a), (b) or (c) of this Agreement, PTI will have the right, upon written notice to APPLICATOR, to immediately terminate this Agreement at any time if:

(i) a voluntary bankruptcy petition is filed by APPLICATOR, an involuntary bankruptcy petition is filed with respect to APPLICATOR (and such petition is not dismissed within ninety (90) days thereafter), APPLICATOR becomes insolvent or bankrupt, makes an assignment for the benefit of its creditors or has a receiver appointed over all or any substantial portion of its assets, an order is made for the dissolution or liquidation of APPLICATOR, APPLICATOR ceases or threatens to cease trading or APPLICATOR becomes unable to pay its

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accounts payable, liabilities or debts as they fall due;

(ii) APPLICATOR or any other owner of APPLICATOR commits an act of dishonesty which adversely affects APPLICATOR's business and such other owner's interest in APPLICATOR is not terminated within thirty (30) days of receipt by APPLICATOR of written notice from PTI regarding such act; or

(iii) APPLICATOR violates Section 1.1(c), Section 1.8, Section 4.1, Section 4.2, or Section 7.2 of this Agreement.

(e) Any termination of this Agreement will be without prejudice to any accrued liability of either party to the other party for breach of this Agreement existing immediately prior to such termination.

(f) No termination of this Agreement will affect the obligation of APPLICATOR to make all payments to PTI which have become or will become due hereunder.

(g) Upon any termination of this Agreement, Section 1.3, Section 1.9, Section 1.10, Section 3.2(e), Section 3.2(f), Section 3.2(g), ARTICLE IV, ARTICLE V, ARTICLE VI, and ARTICLE VII will survive such termination.

(h) Except as otherwise provided in this Agreement, upon any expiration or termination of this Agreement, any and all rights and licenses, including, without limitation, the License, granted to APPLICATOR hereunder shall immediately terminate.

Section 3.3 Procedures Upon Termination of Agreement.

(a) Upon the termination of this Agreement by either party, APPLICATOR agrees to immediately discontinue any and all use of the Licensed Trademarks, including, but not limited to, the installation or advertising of Surface Materials identified by the Licensed Trademarks and the performance of the PTI Process.

(b) Upon any termination of this Agreement, APPLICATOR will immediately return to PTI at APPLICATOR's cost and expense, and will cease any use or exploitation of all printed forms, drawings, technical manuals, guidelines and other materials, with the exception of any tools and equipment purchased by APPLICATOR, which may be in APPLICATOR's possession or control relative to the PTI Process or PTI's business, regardless of the ownership or claimed ownership thereof, and APPLICATOR will also discontinue, at its expense, any use of additional trademarks, trade names, or service marks, and thereafter APPLICATOR will not use, either directly or indirectly, any printed forms, property, trademarks, trade names, service marks, or any other right or property which is related to PTI's business. This Section 3.3(b) will not apply to any printed publications of APPLICATOR which are contracted or scheduled for printing prior to the termination of this Agreement; *provided, however,* (i) such printed publications must not improperly market the Licensed Trademarks (e.g., false advertising or unfair competition); (ii) APPLICATOR agrees not to renew or reorder any such printed publication containing any information related to PTI after the termination of this Agreement; and (iii) after the termination of this Agreement, in the event APPLICATOR is asked to provide any product sold or marketed under the Licensed Trademarks, APPLICATOR will inform such Person making the request that APPLICATOR does not provide said product sold or marketed under the Licensed Trademarks. If APPLICATOR does not comply with the immediately preceding sentence, in addition to all other remedies that PTI may have, PTI shall be entitled to specific performance and injunctive relief against APPLICATOR without posting any bond or security whatsoever.

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termination, APPLICATOR is not otherwise in default of this Agreement, PTI will repurchase any unused Surface Materials that APPLICATOR has purchased from PTI or PTI' s authorized stocking distributors at the Invoice Price, less shipping charges, that APPLICATOR paid for such Surface Materials, excluding such Surface Materials reasonably required by APPLICATOR to complete projects obligated by APPLICATOR at the time of termination. APPLICATOR will ship any such unused Surface Materials to PTI at its own cost and expense unless other arrangements are agreed to in writing by APPLICATOR and PTI. Any unused Surface Materials repurchased by PTI must be unopened and of a quality useable and saleable in the ordinary course of business.

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ARTICLE IV
BRAND LOYALTY; NON-COMPETITION; CONFIDENTIALITY

Section 4.1 Brand Loyalty.

(a) During the term of this Agreement, APPLICATOR agrees to recommend, use, and market the Licensed Trademarks on a preferential basis in connection with the original construction or resurfacing of the interior of any Licensed Field that, in each case, uses a finish consisting primarily of cement and exposed aggregate rock. For purposes of this Section 4.1, the parties agree that certain surfaces, including *Pebble Coat, Gemstone, CLI Products Crystal Stones, Sun Stone, Sun Stone Select KrystalKrete, SG&M Riverrock, National Pool Tile Stonescapes, Wet Edge Primera Stone, Pearl Matrix, Satin Matrix, and Altima* and other similar surfaces as determined by PTI in its reasonable discretion (the "Competing Products") do consist primarily of cement and exposed aggregate rock. APPLICATOR agrees that it will only use one of the Competing Products in those instances when its customer has made a specific prior request for it to do so.

(b) During the term of this Agreement, and for a period of two (2) years thereafter, APPLICATOR and its employees and agents will refrain from making any disparaging oral or written statements regarding PTI or the Licensed Trademarks. In particular, APPLICATOR will not make any statements to potential customers or other third parties that could reasonably be interpreted as critical of PTI, its products, or the Licensed Trademarks.

Section 4.2 Non-competition. APPLICATOR agrees that for the term of this Agreement, it will not engage and will not assist any other Person engaged in any business that is in direct competition with PTI's business or the Licensed Trademarks, including, but not limited to, the manufacture, design, marketing, distribution, or sales of Surface Materials or equipment used in the original construction or resurfacing of the interiors of Licensed Fields with a cement and exposed aggregate rock surface or finish, as determined in PTI's reasonable discretion.

Section 4.3 Confidentiality. APPLICATOR acknowledges that PTI may have proprietary rights relating to the Surface Materials and the PTI Process("Confidential Information"). To the extent that PTI discloses to APPLICATOR any portion of such proprietary rights which are confidential and not generally known to the trade (excluding parties bound by a confidentiality agreement with, or other contractual, legal, or fiduciary obligation of confidentiality to, PTI) or the public-at-large (other than as a result of unauthorized disclosure by Applicator or its representatives to the trade or the public-at-large), such Confidential Information must be treated as confidential by APPLICATOR. APPLICATOR agrees not to disclose Confidential Information to any Person other than to representatives of APPLICATOR to the extent necessary to make proper use of the Surface Materials or the PTI Process as permitted by this Agreement. APPLICATOR will be responsible for any breach of the confidentiality obligations set forth in this Section 4.3 by any of its representatives, and agrees at its sole expense to take all reasonable measures (including, but not limited to, court proceedings) to restrain its representatives from prohibited or unauthorized disclosure of the Confidential Information.

Section 4.4 Remedies. The parties agree that the provisions of this ARTICLE IV are reasonable and necessary to protect and preserve the legitimate business interests of PTI. Each party further agrees that money damages cannot adequately compensate if there is a violation of any covenants contained in this ARTICLE IV and that injunctive relief is essential. Therefore, if there is an alleged breach of this ARTICLE IV, PTI shall have the right to injunctive relief against APPLICATOR without posting any bond or security whatsoever, in addition to all other remedies that may be available in equity or at law.

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ARTICLE V
INFRINGEMENT; INDEMNIFICATION

Section 5.1 <u>Indemnification by PTI</u>.

(a) In the event of any claim of infringement by the Licensed Trademarks or other rights arising under this Agreement asserted against APPLICATOR by anyone not a party to this Agreement, APPLICATOR shall immediately notify PTI in writing. Upon receipt of any such notice, and provided APPLICATOR is otherwise in compliance with this Agreement, PTI will have the obligation to indemnify, defend and hold APPLICATOR harmless against such claim (except with respect to the value of the time of an employee of APPLICATOR). The rights and remedies provided by this Section 5.1(a) are exclusive and no other rights or remedies are expressly given or implied.

(b) APPLICATOR shall promptly notify PTI in writing if it becomes aware or should become aware of any infringement or dilution of the Licensed Trademarks. Upon receiving such notice, PTI shall take such steps to stop such infringement or dilution as PTI may deem necessary in its sole discretion to protect the Licensed Trademarks. In relation to such steps, APPLICATOR shall cooperate with PTI, to a reasonable extent, to stop such infringement or dilution. PTI shall have full control over any such action, including, without limitation, the right to select counsel, to settle on any terms it deems advisable in its discretion, to appeal any adverse decision rendered in any court, to discontinue any action taken by it, and otherwise to make any decision in respect thereto as it deems advisable in its discretion except that PTI shall not grant rights to third parties that diminish the rights granted to APPLICATOR herein without the express written consent of APPLICATOR. PTI SHALL BEAR ALL REASONABLE, OUT-OF-POCKET EXPENSES CONNECTED WITH THE FOREGOING. Any recovery as a result of such action shall belong solely to PTI, and APPLICATOR shall not have any claim to any part of such recovery. APPLICATOR may, upon receiving the prior written consent of PTI, participate in any action taken by or proceeding instituted by PTI through separate counsel of APPLICATOR's own choosing and at APPLICATOR's expense, provided that PTI at all times shall retain full control over such action in accordance with this Section 5.1(b).

Section 5.2 <u>Indemnification by APPLICATOR</u>. APPLICATOR agrees to indemnify and hold harmless PTI from and against any and all claims, damages, litigation, judgments, costs and expenses (including reasonable attorneys' fees) reasonably incurred in the defense of any claim (other than for the infringement of the Licensed Trademarks specified in Section 5.1(a) caused by or arising out of (i) APPLICATOR' s unauthorized use of the Licensed Trademarks; (ii) APPLICATOR's improper marketing related to the Licensed Trademarks (e.g., false advertising and unfair competition); (iii) APPLICATOR' s failure to use Surface Materials that meet the Quality Standards; (iv) APPLICATOR's failure to install Surface Materials in material compliance with the PTI Process; and (v) APPLICATOR's own negligent or intentional conduct.

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ARTICLE VI
WARRANTY

Section 6.1 PTI WARRANTY.

(a) FOR A PERIOD OF FIVE (5) YEARS FROM THE DATE OF DELIVERY, PTI WARRANTS ALL SURFACE MATERIALS SOLD TO APPLICATOR BY PTI OR PTI'S AUTHORIZED STOCKING DISTRIBUTORS UNDER THIS AGREEMENT AS SUITABLE FOR THEIR INTENDED USE. IN THE EVENT ANY SUCH SURFACE MATERIALS PROVE TO BE UNSUITABLE FOR THEIR INTENDED USE, AND NOTICE IN WRITING IS GIVEN TO PTI WITHIN FIVE (5) YEARS OF DATE OF DELIVERY, PTI WILL REPLACE ALL SUCH DEFECTIVE SURFACE MATERIALS AT PTI'S SOLE COST, INCLUDING SHIPPING CHARGES. COLOR, FOR PEBBLE FINA APPLICATIONS, (IF APPLICABLE) IS WARRANTED FOR TWO (2) YEARS ONLY. FADING OR LIGHTENING IS NOT CONSIDERED A FAILURE. IN THE EVENT THAT PTI PROVIDES SURFACE MATERIALS PURSUANT TO THIS AGREEMENT THAT SHOULD FAIL THE QUALITY STANDARDS WITHIN 5 YEARS OF INSTALLATION, PTI WILL REPLACE ALL SURFACE MATERIALS AND REIMBURSE TO APPLICATOR ALL REASONABLE COSTS INCURRED TO REPLACE SUCH DEFECTIVE MATERIALS (INCLUDING REASONABLE INSTALLATION COSTS). THE REMEDY PROVIDED BY THIS Section 6.1 IS EXCLUSIVE AND NO OTHER RIGHTS OR REMEDIES ARE EXPRESSLY GIVEN OR IMPLIED. THIS WARRANTY DOES NOT COVER SURFACE MATERIALS DAMAGED THROUGH MISHANDLING, IMPROPER MIX, IMPROPER STORAGE, OR MISUSE BY APPLICATOR. APPLICATOR ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, PTI HAS NOT MADE ANY REPRESENTATION OR WARRANTY REGARDING THE EQUIPMENT, PRODUCTS AND/OR SERVICES TO BE PROVIDED BY PTI PURSUANT TO THIS AGREEMENT; PROVIDED IF SUCH EQUIPMENT HAS ANY MANUFACTURER'S WARRANTY, PTI WILL PROVIDE THE INFORMATION REGARDING SUCH WARRANTY TO APPLICATOR. EXCEPT AS OTHERWISE PROVIDED HEREIN, PTI DISCLAIMS ALL OTHER WARRANTIES, WHETHER IMPLIED BY FACT OR OPERATION OF LAW (INCLUDING THE WARRANTY OF MERCHANTABILITY) FOR ALL TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND ALL COLLATERAL TRANSACTIONS RELATED HERETO.

(b) PTI HAS A WARRANTY OBLIGATION ONLY FOR INSTALLATIONS WHERE THE APPLICATOR PROVIDES CUSTOMER INFORMATION AND INSTALLATION DATE WITHIN 30 DAYS OF INSTALLATION. THE CUSTOMER INFORMATION WILL BE PROVIDED ON THE THEN CURRENT LIMITED WARRANTY FORM FOR EACH SPECIFIC FINISH. (I.E. THE PEBBLE FINA POOL FINISH LIMITED WARRANTY FORM IS A DISTINCTLY DIFFERENT FORM THAN THE PEBBLE TEC AND PEBBLE SHEEN WARRANTY FORM).

Section 6.2 APPLICATOR WARRANTY. IN CONSIDERATION OF THE RIGHTS GRANTED IN THIS AGREEMENT, APPLICATOR AGREES TO PROVIDE TO ITS CUSTOMERS A WARRANTY ON ALL SURFACE MATERIALS INSTALLED BY APPLICATOR UNDER THIS AGREEMENT AS SUITABLE FOR THEIR INTENDED USE. IN ADDITION, APPLICATOR AGREES TO PROVIDE A WARRANTY TO ITS CUSTOMERS, FOR A PERIOD OF FIVE (5) YEARS FOR PEBBLE TEC AND PEBBLE SHEEN BRAND FINISHES AND FOR A PERIOD OF TWO (2) YEARS FOR PEBBLE FINA BRAND POOL FINISHES FROM THE DATE OF INSTALLATION, FOR ALL LABOR AND INSTALLATION WORK. IF PTI GIVES APPLICATOR NOTICE WITHIN FIVE (5) YEARS OF THE DATE OF INSTALLATION FOR PEBBLE TEC AND PEBBLE SHEEN AND WITHIN TWO (2) YEARS OF THE DATE OF INSTALLATION FOR PEBBLE FINA, APPLICATOR AGREES TO CORRECT, AT APPLICATOR'S SOLE COST, ANY INSTALLATION NOT IN SUBSTANTIAL COMPLIANCE WITH THE PTI PROCESS AND QUALITY STANDARDS.

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ARTICLE VII
MISCELLANEOUS

Section 7.1 **<u>Relationship Between APPLICATOR and PTI</u>.** APPLICATOR has contracted with PTI only for the purposes and to the extent set forth in this Agreement, and its relation to PTI will, during the term of this Agreement, be that of an independent contractor. Except as provided for herein, PTI will not have the power to control or direct APPLICATOR in the operation of its business internally, nor in its dealings with customers, or in any other aspect of APPLICATOR's activities. APPLICATOR has no right or authority to commit PTI, either hereunder or otherwise, in any matter, cause, or thing whatsoever without the prior written consent of PTI or to use the Licensed Trademarks in any way not specifically authorized by this Agreement.

Section 7.2 **<u>Assignment.</u>** Without the prior written consent of PTI, which consent may be withheld in PTI's sole discretion, Applicator will not, directly or indirectly, voluntarily or involuntarily, assign, sub-license or otherwise transfer the Agreement or any rights or obligations hereunder. Any assignment, sublicense or other transfer by APPLICATOR in violation of this provision is invalid and of no force and effect. APPLICATOR shall notify PTI of its intent to assign this Agreement not less than thirty (30) days prior to such proposed assignment. For the purposes of this Section 7.2, any merger, consolidation or transfer of equity shares or interest of APPLICATOR as described in Exhibit D, including but not limited to any sale, assignment, pledge, or transfer of any stock, membership interest, or other equity interest, as well as the transfer of any voting rights associated therewith shall be deemed an assignment.

Section 7.3 **<u>Modification</u>.** This Agreement may be modified or amended in whole or in part from time to time only by the mutual written consent of both parties hereto; *provided, however,* that PTI reserves the right to unilaterally modify this Agreement to the extent PTI deems such to be necessary to comply with any applicable law, rules, or regulations of any governmental jurisdiction.

Section 7.4 **<u>Governing Law</u>.** The terms of this Agreement will be governed and construed in accordance with the laws of the State of Arizona and will, to the maximum extent practicable, be deemed to call for performance in Maricopa County, Arizona. By executing this Agreement, the parties agree and submit to jurisdiction in the State of Arizona for the purpose of any lawsuit to enforce any term or condition of this Agreement and further agree that venue will lie in Maricopa County, Arizona. Each of the parties hereby waives, and agrees not to assert in any such dispute, to the fullest extent permitted by applicable law, any claim that (i) such party is not personally subject to the jurisdiction of such courts, (ii) such party and such party's property is immune from any legal process issued by such courts or (iii) any litigation commenced in such courts is brought in an inconvenient forum.

Section 7.5 **<u>Dispute Resolution</u>.** All claims, disputes, and other matters in controversy (the "Dispute") arising directly or indirectly out of or related to this Agreement, or the breach thereof, whether contractual or non contractual, and whether during the term or after the termination of this Agreement, will be resolved exclusively according to the procedures set forth in this Section 7.5.

(a) <u>Mediation</u>. Neither party will commence an arbitration proceeding pursuant to the provisions of Section 7.5(b) unless such party first gives a written notice (a "Dispute Notice") to the other party setting forth the nature of the Dispute. The parties will attempt in good faith to resolve the Dispute by mediation in Phoenix, Arizona under the Commercial Mediation Rules of the American Arbitration Association (the "AAA") in effect on the date of the Dispute Notice. If the parties cannot agree on the selection of a mediator within twenty (20) days after delivery of the Dispute Notice, the mediator will be selected by the AAA. If the Dispute has not been resolved by mediation as provided above within sixty (60) days after delivery of the Dispute Notice, then the Dispute will be determined by arbitration in accordance with the provisions of Section 7.5(b).

(b) <u>Arbitration</u>. Any Dispute that is not settled through mediation as provided in Section

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7.5(a) will be resolved by arbitration in Phoenix, Arizona, governed by the Federal Arbitration Act, 9 U.S.C. § 2 et seq., and administered by the AAA under its Commercial Arbitration Rules in effect on the date of the Dispute Notice, by a single arbitrator.

(c) Costs and Attorneys' Fees. If either party fails to proceed with mediation or arbitration as provided herein or unsuccessfully seeks to stay such mediation or arbitration, or fails to comply with any arbitration award, or is unsuccessful in vacating or modifying the award pursuant to a petition or application for judicial review, the other party will be entitled to be awarded costs, including reasonable attorneys' fees, paid or incurred by such other party in successfully compelling such arbitration or defending against the attempt to stay, vacate, or modify such arbitration award and/or successfully defending or enforcing the award.

(d) Tolling Statute of Limitations. All applicable statutes of limitations and defenses based upon the passage of time will be tolled while the procedures specified in this Section 7.5 are pending. The parties will take such action, if any, required to effectuate such tolling.

Section 7.6 Notices.

(a) All notices, demands, requests or other communications that may be or are required to be given, served or sent by either party to the other party pursuant to this Agreement will be in writing and will be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, sent by a reputable, national, over-night courier service (with a requirement for receipt of delivery) or transmitted by hand delivery, telegram or facsimile transmission addressed as follows:

(i) If to PTI:

Pebble Technology, Inc.
15540 North 77th Street
Scottsdale, Arizona 85260
Fax number: (480) 948-9808
Attn: President

(ii) If to APPLICATOR: To the address and fax number listed in **Exhibit A.**

(b) Either party may designate by written notice to the other party a new address or new person to which any notice, demand, request or communication may thereafter be given, served or sent.

(c) All such notices, demands, and communications, if mailed, shall be effective upon the earlier of (i) actual receipt by the addressee, (ii) the date shown on the return receipt of such mailing, or (iii) three (3) days after deposit in the mail.

(d) All such notices, demands, and communications, if not mailed, shall be effective upon the earlier of (i) actual receipt by the addressee, (ii) with respect to facsimile and similar electronic transmission, the earlier of (x) the time that electronic confirmation of a successful transmission is received, or (y) the date of transmission, if a confirming copy of the transmission is also mailed as described above on the date of transmission, and (iii) with respect to delivery by overnight courier service, the day after deposit with the courier service, if delivery on such day by such courier is confirmed with the courier or the recipient orally or in writing.

Section 7.7 Third Parties. Except as expressly set forth or referred to in this Agreement, nothing in this Agreement is intended or will be construed to confer upon or give to any party other than the parties to this Agreement and their successors and permitted assigns, if any, any rights or remedies under or by reason of this Agreement.

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Section 7.8 **Construction.** Each of PTI and APPLICATOR acknowledge and agree that (i) such party has had the benefit of legal counsel of its own choice, (ii) such party has been afforded an opportunity to review this Agreement with its legal counsel and (iii) this Agreement will be construed as if jointly drafted by PTI and APPLICATOR.

Section 7.9 **Severability.** The parties acknowledge that if any provision of this Agreement is determined to be invalid or unenforceable, it is their desire and intention that such provision be reformed and construed in such manner that it will, to the maximum extent practicable, be deemed to be valid and enforceable. Accordingly, in lieu of such invalid or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in its terms to such invalid or unenforceable provision as may be possible and be valid and enforceable. If any provision of this Agreement is determined to be invalid or unenforceable in any circumstance and/or in any jurisdiction, the courts refuse to reform such invalid or unenforceable provision pursuant to the foregoing provisions of this Section 7.9 and the deletion of any such invalid or unenforceable provision would not materially and adversely affect the consideration which was originally to be received by any party pursuant to this Agreement, such invalidity or unenforceability will not invalidate or render unenforceable the remainder of this Agreement or render invalid or unenforceable such provision in any other circumstance or jurisdiction. If any provision of this Agreement is determined to be invalid or unenforceable in any circumstance and/or in any jurisdiction, the courts refuse to reform such invalid or unenforceable provision pursuant to the foregoing provisions of this Section 7.9 and the deletion of such invalid or unenforceable provision would materially and adversely affect the consideration originally to be received by any party pursuant to this Agreement, the affected party may elect to terminate this Agreement; provided notice of termination is delivered promptly.

Section 7.10 **Integrated Agreement.** This Agreement constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions, warranties, arrangements or representations related to said subject matter between the parties, other than those set forth herein.

Section 7.11 **Counterparts.** This Agreement may be executed in one or more counterparts, each of which will take effect as an original and all of which will evidence the same Agreement.

Section 7.12 **Binding Effect.** This Agreement will inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.

Section 7.13 **Validity.** This Agreement is not valid until signed by the PTI representative indicated on the signature page of this Agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first written above.

By: Custom Pool Plastering, Inc.

A Florida Corporation

Name: Lawrence Calarco
Lawrence Calarco, President
Custom Pool Plastering, Inc.

Its: ______________________

PEBBLE TECHNOLOGY, INC.
An Arizona Corporation

By: ______________________
Darrell Eckstein
CEO & CFO

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EXHIBIT A

APPLICATOR INFORMATION

Name of Applicator	Custom Pool Plastering	
Notice Address: Address	2951 SE Waaler Street	
City	Stuart	
State & Zip Code	FL 34997	
Description of Business Territory	St.Lucie, Indian River, Brevard, Okeechobee, Martin	
Business Address: (if different from Notice Address) Address		
City		
State & Zip Code		
Business Contact	Lawrence Calarco	
Telephone No.	772-283-3332	
Facsimile No.	772-288-1103	
Cell/Mobile No.		
Email Address	admin@cpoolplastering.com	
Web Site	cpoolplastering.com	
Contractor License No. / State *(Note: Please enclose a copy of same)*	CPC1458730	
Tax Resale No. / State: *(Note: Please enclose a copy of same)*		
Shipping Contact	Rachel Hotwagner	
Shipping/Receiving Hours	8.-4	
Shipping Address	2951 SE Waaler Street Stuart, FL 34997	
Shipping Telephone No.	772-283-3332	
Shipping Facsimile No.	772-288-1103	
Shipping Cell/Mobile No.		
Shipping Email Address	admin@cpoolplastering.com	
Emergency Contact No.	772-528-9544	
Date Prepared/Updated	04/20/16	

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EXHIBIT B

TRADEMARK REGISTRATIONS

Trademark	*Serial Number*	*Registration Number*
PEBBLE TEC®	73/686,172	1,490,191
PEBBLE TEC®	76/273,258	2,585,083
PEBBLE SHEEN®	75/738,685	2,441,577
PEBBLE SHEEN®	76/283,291	2,645,490
PEBBLE FINA®	76/544,288	3,029,791
PEBBLE FINA®	76/642,482	

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EXHIBIT C

GUIDELINES FOR USE OF LICENSED TRADEMARKS

Registered Trademark Guidelines (revised June 2005)

Increasingly, companies are offering imitation products and/or generic pebble pool finishes and attempting to market these products as **Pebble Tec®** brand superior quality pool finish. Pebble Technology, Inc. must protect its federally registered trademarks and prevent them from becoming generic product categories or generic brand terms. It is essential that products manufactured by Pebble Technology, Inc. be written and verbally spoken correctly. The following guidelines highlight the correct usage of **Pebble Tec®**, **Pebble Sheen®**, **Pebble Fina®** and **Nature Soft®** registered trademarks.

1. **Writing Pebble Technology, Inc. Brand Registered Trademarks:**

    The trademarks **Pebble Tec®**, **Pebble Sheen®, and Pebble Fina®** should always be written as two words and followed by the circle "R" indicating that these products are federally registered trademarks. Also, the words "pool finish" or "finish" or "surface" or "interior" must always be used in conjunction with the full trademark, for example, **Pebble Tec® brand pool finish**, or **Pebble Tec® brand superior quality pool finish**. **Nature Soft®** is written as two words followed by the circle "R" and described as "salt water chlorination system". ***A registered trademark symbol is only required to appear once in brochures or printed copy. It is not necessary to show the mark numerous times in the copy.***

2. **Similar Products:**

    It is incorrect to say "Real **Pebble Tec®**" or "Original **Pebble Tec®**" or "Natural **Pebble Tec®**." These statements imply that there are other types of **Pebble Tec®**. No other **Pebble Tec®** brand pool finishes exist, however, there may be other pebble or pebble-similar pool finishes on the market.

3. **Misrepresentation:**

    Pebble Tec®, **Pebble Sheen®** and **Pebble Fina®** brand pool finishes may only be installed by a Pebble Technology, Inc., Licensed Applicator. Only pool builders contracting with these licensed applicators may advertise **Pebble Tec®**, **Pebble Sheen®** and **Pebble Fina®** brand pool finishes.

4. **Company Reference:**

    "Pebble Tec" as a shortened version of **Pebble Technology, Inc.**, should NOT be used as reference to the company name. This version applies because a registered mark needs to be consistently used with the specific goods or services to which it relates in order to maintain its strength as a registered mark.

5. **Additional Guidelines:**

    - Separate your company name (or trademark) from Pebble Technology, Inc., and trademark, so that it is clear that your company is separate.

    - Always show Pebble Technology, Inc. registered trademarks in plain block letters – do not add designs or stylized typeface. Typeface color should be the same for all words.

    - Do not use Pebble Technology, Inc. registered trademarks alone as a title or as a noun in any other context. A Pebble Technology, Inc. trademark must always be used as an adjective followed by a generic term.

    - Do not make any Pebble Technology, Inc. registered trademark a part of your own business name, as part of a brand name for your products, or as an internet domain name.

    - Copies of all proposed welcome screens, web site home pages, labels, packaging, advertising and publications in any medium referencing any Pebble Technology, Inc. registered trademarks, should be submitted for review and approved by the Pebble Technology, Inc. Director of Marketing before publication and/or distribution occurs.

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EXHIBIT D

Current Ownership

1. Please provide below a detailed description of your company's current ownership organization percentages and an overview of your hierarchy. Include even minority owners and all board members.

SEE EXHIBIT D ATTACHED

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EXHIBIT D

CPSM INC

CPSM, Inc.

2951 SE Waaler Street
Stuart, FL 34997
Tel: (772) 283-3332
E: info@cpsm-inc.com
www.cpsm-inc.com

OTCQB:SWMM

May 6, 2016

To Whom It May Concern,

Custom Pool Plastering is a wholly owned subsidiary of CPSM, Inc.

Board of Directors:

Lawrence Calarco
CEO

Loreen Calarco
COO

If you have any further questions please do not hesitate to contact me at any time.

Sincerely,

Lawrence Calarco
CEO

Denise Wesley

From: Larry Calarco <calarco@aol.com>
Sent: Friday, May 06, 2016 10:04 AM
To: Denise Wesley
Subject: Re: Letter

CPSM INC is a publicly held company traded on the OTC/QB market
Board of Directors
CEO Lawrence Calarco
COO LOREEN Calarco
CFO Charles Dargen
The company is 92% held by Lawrence & LOREEN family trust .

Sent from my iPhone

On May 6, 2016, at 12:58 PM, Denise Wesley <dwesley@pebbletec.com> wrote:

> Hello Larry,
>
> Thanks for the letter. Would you mind giving us further detail on the owners of CPSM, Inc?
>
> **Denise Wesley**
> *Executive Sales Assistant*
>
> **Pebble Technology International**
> 15540 N. 77th St. Scottsdale, AZ 85260
> p: 480.467.4028 | f: 480.948.3884
> e: dwesley@pebbletec.com | pebbletec.com | LinkedIn
>
> <image001.png>
>
> ---
>
> **From:** Larry Calarco [mailto:calarco@aol.com]
> **Sent:** Friday, May 06, 2016 9:50 AM
> **To:** Denise Wesley <dwesley@pebbletec.com>
> **Subject:** Fwd: Letter
>
> Denise if there's anything further that you need please email me I am in the office thank you .
> Larry
>
> Sent from my iPhone
>
> Begin forwarded message:
>
>> **From:** Lori Calarco <loricalarco@aol.com>
>> **Date:** May 6, 2016 at 11:50:20 AM EDT
>> **To:** calarco@aol.com
>> **Subject: Letter**

Custom Pool & Spa Mechanics, Inc.

Lori Calarco
Chief Operating Officer / CPSM, INC.
OTCQB:SWMM
772-283-3332 Office

The Key to Success Is Hard Work & Determination